Exhibit 99.1

Sohu.com Provides Equity Ownership Update Following Closing of Changyou.com IPO

BEIJING, China, April 8, 2009 – Sohu.com Inc. (“Sohu.com” or “Sohu”) (NASDAQ: SOHU), China’s leading online media, communications, search, online games and mobile value-added services company, today reported the closing of the initial public offering of its MMORPG subsidiary, Changyou.com Limited (“Changyou”) (NASDAQ: CYOU), and the full exercise of the underwriters’ over-allotment option.

Changyou sold 3,750,000 ADSs and Sohu.com (Game) Limited (“the selling shareholder”), an indirect wholly-owned subsidiary of Sohu, sold 4,875,000 ADSs, including the over-allotment, in the offering. Proceeds to Changyou and the selling shareholder from ADSs sold in the offering are estimated to be approximately $55.8 million and $72.5 million, respectively, for total proceeds of approximately $128.3 million after deducting underwriting discounts and commissions but before deducting offering expenses payable by Changyou or the selling shareholder.

Sohu now holds approximately 68.5% of the total outstanding equity interest in Changyou and controls approximately 80.8% of the total voting power.

About Changyou

Changyou.com Limited (“Changyou”) (NASDAQ: CYOU) is a developer and operator of online games in China. Changyou currently operates two MMORPGs, including the in-house developed Tian Long Ba Bu and the licensed Blade Online. Changyou has three pipeline games scheduled to begin open beta testing in 2009 and 2010, including the in-house developed Duke of Mount Deer, as well as the licensed Immortal Faith and Legend of the Ancient World.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers two types of consumer services. The Company’s MMORPG subsidiary, Changyou, currently operates two MMORPGs, Tian Long Ba Bu and Blade Online. Sohu also offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. Sohu.com, established by Dr. Charles Zhang, one of China’s internet pioneers, is in its thirteenth year of operation.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the current global financial and credit markets crisis and its potential impact on the Chinese economy, the slower growth the Chinese economy experienced during the latter half of 2008, which could continue into 2009, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, Sohu’s historical and possible future losses and limited operating history, and the company’s reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission.

Sohu.com Contact Information

http://corp.sohu.com

Ms. Carol Yu

Co-President and Chief Financial Officer

Tel: +86-10-6272-6666

Email: carol@sohu-inc.com

Mr. James Deng

Senior Finance Director

Tel: +86-10-6272-6666

Email: xiufengdeng@sohu-inc.com